UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

802 N. Douty Street Hanford, California	93230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2017, S&W Seed Company (the "Company") entered into a separation and consulting agreement with Mark S. Grewal (the "Separation Agreement") in connection with his previously announced resignation, which supersedes all prior arrangements between Mr. Grewal and the Company, including, but not limited to, his employment agreement with the Company dated as of March 18, 2016. Pursuant to the Separation Agreement, Mr. Grewal is entitled to receive the following compensation and other benefits, subject to the Company's receipt of an effective release and waiver of claims from Mr. Grewal: (i) continued payment of his base salary for 12 months following June 19, 2017 (the effective date of Mr. Grewal's resignation) (the "Separation Date"), through June 19, 2018; (ii) payment in lieu of a cash bonus for fiscal year 2017 in the amount of $175,000; (iii) payment of COBRA premiums on Mr. Grewal's behalf, through the earlier of the following: (a) the duration of the Consulting Period (as defined below); (b) the date upon which he becomes eligible for health insurance pursuant to another employer-sponsored group health insurance plan; or (c) the date upon which he becomes ineligible for continued coverage under COBRA; (iv) acceleration of vesting of all options or other equity awards previously granted to Mr. Grewal; and (v) transfer of the Company automobile previously purchased for his use.

Mr. Grewal also agreed to provide certain transition and consulting services to the Company for a period of up to two years following the Separation Date (the "Consulting Period"), for which Mr. Grewal will be paid an annualized rate of $87,500. In addition, Mr. Grewal's services will constitute continuous service with the Company, and as a result, the outstanding equity awards previously granted to him will continue to be exercisable during the Consulting Period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Dated: July 21, 2017

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

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